UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported): January 18, 2019

NEW CONCEPT ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-08187	75-2399477
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 750 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code         972-407-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 5. Corporate Governance and Management

Item 5.02 Departure of Directors for Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On January 18, 2019, the Board of Directors of New Concept Energy, Inc. (the “Registrant” or the “Company” or “NCE”) expanded the number of members of the Board from four to five and appointed Cecelia Maynard (age 67) to the vacancy created by the increase in the number of members of the Board from four to five. Ms. Maynard has been employed in various administrative capacities by Pillar Income Asset Management, Inc. (“Pillar”) since January 2011 until December 31, 2018. Pillar is a Nevada corporation which provides management services to other entities and is owned by Realty Advisors, Inc., a Nevada corporation (“RAI”). Based on her prior employment with an affiliate of RAI, Ms. Maynard is not initially deemed to be “independent”. Ms. Maynard was also added to the Compensation Committee and the Nominating and Governance Committee of the Board. Ms. Maynard’s election was not the result of any arrangement or understanding between Ms. Maynard and any other persons. Ms. Maynard has also (since May 31, 2018) been a director and Vice President and Secretary of First Equity Properties, Inc., a Nevada corporation (“FEPI”), the common stock of which is registered under Section 12g of the Securities Exchange Act of 1934 and is available for trading in the over-the-counter market.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 18, 2019

NEW CONCEPT ENERGY, INC.

By:	/s/ Gene S. Bertcher
Gene S. Bertcher
Chairman of the Board, President, Chief
Executive Officer and Chief Financial Officer